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                                                                   EXHIBIT 10.25

                             STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT is made effective as of the 1st day of March, 2000 between DISCOUNT AUTO PARTS, INC., a Florida corporation ("Discount") and STEVEN C. BAIR (the "Optionee").


                                   WITNESSETH

         WHEREAS, the Optionee was engaged by Discount as an executive officer until March 1, 2000 and, in connection with a termination of employment with Discount entered into an Agreement and General Release with Discount dated as of March 1, 2000 ("Agreement and General Release"); and

         WHEREAS, pursuant to the terms of the Agreement and General Release Discount agreed to grant to the Optionee the option herein provided for.

         NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:


         1. Grant. Discount hereby grants to the Optionee an option (the "Option") to purchase 22,500 shares of Discount common stock, par value $.01 per share ("Common Stock") at an exercise price of $12.00 per share, both as adjusted pursuant to Section 9 hereof.

         2. Exercise. The Option may be exercised at any time during the period hereinafter permitted by presentation at the principal offices of Discount in Lakeland, Florida of (a) written notice to Discount advising Discount of the election of the Optionee to purchase the shares of Common Stock covered by this Option and (b) payment of the aggregate option price therefor. At no time may the Option be exercised for fewer than one hundred (100) shares of Common Stock, unless the number of shares to be acquired by exercise of the Option is the total number then purchasable under the Option.

         3. Period of Exercise. The Option is exercisable in whole or from time to time in part during the period from March 1, 2000 through March 1, 2005.

         4. Vesting. The Optionee's rights under the Option shall be vested 100% on the date of this Agreement.

         5. Requirements of Law. Discount shall not be required to sell or issue any shares under the Option if the issuance of such shares shall constitute a violation of any provisions of any law or regulation of any governmental authority. Specifically, in connection with the Securities Act of 1933 (the "Act"), upon exercise of the Option, unless a registration statement under the Act is in effect with respect to the shares of Common Stock covered by the Option, Discount shall not be required to issue such shares unless Discount has received evidence reasonably satisfactory to the effect that the Optionee is acquiring such shares for investment and not with a view to the distribution thereof, and unless the certificate issued representing the shares of Common Stock bears the following legend:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR


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         EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AS AMENDED
         AND APPLICABLE STATE SECURITIES LAWS."


Any reasonable determination in this connection by Discount shall be final, binding and conclusive.

         At such time as a registration statement under the Act is in effect with respect to the shares of Common Stock represented by certificates bearing the above legend or at such time as, in the opinion of counsel for Discount, such legend is no longer required solely for compliance with applicable securities laws, then the holders of such certificates shall be entitled to exchange such certificates for certificates representing a like number of shares but without such legend. Discount may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Act. Discount shall not be obligated to take any other affirmative action in order to cause the exercise of the Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

         6.       Method of Payment. Payment shall be made:

                  (a) in United States dollars by certified check, or bank draft or

                  (b) by tendering to Discount Common Stock shares owned by the person exercising the Option and having a fair market value equal to the cash exercise price applicable to such Option, such fair market value to be the closing price, on the date in question (or, if no shares are traded on such day, on the next preceding day on which shares were traded), of the Common Stock as reported on the Composite Tape, or if not reported thereon, then such price as reported in the trading reports of the principal securities exchange in the United States on which such stock is listed, or if such stock is not listed on a securities exchange in the United States, the mean between the dealer closing "bid" and "ask" prices on the over-the-counter market as reported by the National Association of Security Dealers Automated Quotation System (NASDAQ), or NASDAQ's successor, or if not reported on NASDAQ, the fair market value of such stock as determined by the Board of Directors of Discount in good faith and based on all relevant factors, or

                  (c) by a combination of United States dollars and Common Stock shares as aforesaid.

         To the extent permitted by applicable law and regulations, Discount may from time to time, in its discretion, approve an arrangement with a brokerage firm under which such brokerage firm, on behalf of the Optionee, would pay to Discount the full purchase price of the shares being purchased together with an amount equal to any taxes which Discount is required to withhold in connection with the exercise of the option and Discount, pursuant to an irrevocable notice from the Optionee, would deliver the shares being purchased to such brokerage firm.

         7. Transferability of Option. The Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by him.

         8. No Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to shares covered by the Option until the date of issuance of a stock certificate for such shares; no adjustment for dividends, or otherwise, except as provided in Section 9, shall be made if the record date therefor is prior to the date of exercise of such option.

         9.       Stock Adjustments.

                  (a) In the event of any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or other division or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares effected without any receipt of consideration by Discount, then, in any such event, the number of shares of Common Stock covered by the Option, and the purchase price per share of Common Stock covered by the Option shall be proportionately and appropriately adjusted for any such increase or decrease.

                  (b) Subject to any required action by the stockholders, if any change occurs in the shares of Common Stock by reason of any Recapitalization, reorganization, merger, consolidation, split-up, combination

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         or exchange of shares, or of any similar change affecting the shares of
         Common Stock, then, in any such event, the number and type of shares covered by the Option, and the purchase price per share of Common Stock covered by the Option, shall be proportionately and appropriately adjusted for any such change. A dissolution or liquidation of Discount shall cause each outstanding Option to terminate.

                  (c) In the event of a change in the Common Stock as presently constituted that is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any change shall be deemed to be shares of Common Stock within the meaning of this Agreement. (d) To the extent that the foregoing adjustments relate to stock or securities of Discount, such adjustments shall be made by, and in the discretion of, the Board of Directors of Discount, whose determination in that respect shall be final, binding and conclusive.

                  (e)      Except as herein above expressly provided in this
         Section 9, the Optionee shall have no rights by reason of any division or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation, or spin-off of assets or stock of another corporation; and any issuance by Discount of shares of stock of any class, securities convertible into shares of stock of any class, or warrants or options for shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option.

                  (f) The grant of this Option shall not affect in any way the right or power of Discount to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate, or to dissolve, to liquidate, to sell, or to transfer all or any part of its business or assets.

         10. Withholding. It shall be a condition to the obligation of Discount to issue Common Stock shares upon exercise of an Option, that the Optionee pay to Discount, upon its demand, such amount as may be requested by Discount for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, Discount may refuse to issue Common Stock shares.

         11. Governing Law. This Agreement shall be governed by the laws of the State of Florida.

         12. Entire Agreement. This Agreement contains the entire agreement of Discount and the Optionee with respect to the subject matter hereof, and supersedes all prior agreements or understandings, written, oral or otherwise, with respect to the subject matter hereof.

         13. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         14. Waiver. Failure by Discount at any time to require performance of any provision of this Agreement shall not affect its right to require full performance thereof at any time thereafter. No waiver or delay in enforcing the terms of this Agreement by Discount shall be construed as a waiver of any subsequent breach or default of the same or similar nature or of any other nature.

         15. Binding Effect. This Agreement shall be binding upon the parties, their heirs, legal representatives, successors, assigns, and transferees.

         16. Gender; Word Use. Throughout this Agreement, except where the context otherwise requires, the masculine gender shall be deemed to include the feminine, and the singular shall be deemed to include the plural, and vice versa.

         17. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall constitute one and the same instrument.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ATTEST:                           DISCOUNT AUTO PARTS, INC.

/s/   C. Michael Moore            By:         /s/  Peter J. Fontaine
--------------------------        ----------------------------------
Secretary                         Name: Peter J. Fontaine
                                  Title: Chief Executive Officer and Chairman


/s/    Heather Bair               By:      /s/ Steven C. Bair
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/s/    Kathy A. Bair                       Steven C. Bair
--------------------------